Letter to Shareholders | Q1 2025 1 Q1 2025 LETTER TO SHAREHOLDERS

hippo

KEY HIGHLIGHTS FROM Q1

Top-line Growth Continues

- Q1 revenue up 30% YoY to $110m
- IaaS revenue grew 91% YoY driven by higher gross earned premium and higher premium retention
- HHIP revenue grew 12% YoY driven by higher premium retention offset by lower gross earned premium

Loss Ratios Higher YoY, driven by the LA wildfires

- HHIP Gross Loss Ratio of 121%, a 41pp increase YoY; LA wildfires contributed 56pp
- HHIP non-PCS loss ratio of 53%, a 6pp improvement YoY
- HHIP PCS loss ratio of 68%, LA wildfires contributed 56pp
- Consolidated Net Loss Ratio of 106%, LA wildfires contributed 51pp

Improving Operating Leverage

- Investments in operational efficiencies continued to pay off as fixed expenses (S&M, T&D, and G&A) declined by $7m while revenue increased by $25m YoY, resulting in an 18pp decrease YoY in these costs as a percentage of revenue, from 48% of revenue in Q1'24 to 30% in Q1'25

Underlying improvement in profitability masked by impact of LA wildfires

- Q1 Net Loss attributable to Hippo increased YoY by $12m to $48m; LA wildfires contributed $45m[1]
- Q1 adjusted EBITDA loss increased $21m to $41m; LA wildfires contributed $45m[1]

Financial Strength

- Cash and investments, excluding restricted cash, decreased $42m QoQ to $528m; decrease was mostly related to losses from LA wildfires
- Spinnaker surplus of $198m
- Signed an agreement to raise a $50m surplus note; pending regulatory approval, expected to close in Q2'25



Revenue
+30%
YoY
$40m
$85m
$110m
Q1'23
Q1'24
Q1'25
Impact of LA wildfires
HHIP Gross Loss Ratio
+41pp
YoY
101%
80%
121%
56%
65%
Q1'23
Q1'24
Q1'25
Consolidated Net Loss Ratio
+19pp
YoY
273%
87%
106%
51%
55%
Q1'23
Q1'24
Q1'25
Net Income (Loss)²
+34%
YoY
-$70M
-$36M
-$3M
-$45M
-$48M
Q1'23
Q1'24
Q1'25
Adjusted EBITDA (Loss)
+108%
YoY
-$52M
-$20M
$4M
-$45M
-$41M
Q1'23
Q1'24
Q1'25

1. $45m includes selling of our subrogation rights, CA FAIR assessment, and reinstatement premium

2. Net Income (Loss) Attributable to Hippo

Letter to Shareholders | Q1 2025

2

Letter to Shareholders | Q1 2025 3 Q1’25: FOUNDATIONAL MOMENTUM Dear Shareholders, During Q1, we delivered on two of our most important objectives as a company. We proactively supported our customers in the aftermath of the Los Angeles wildfires, as we do in all catastrophic events, and further advanced the key drivers of long-term value in our business. As we discussed last quarter, Hippo’s financial results were impacted by the fires in Los Angeles that affected the broader homeowners insurance industry. However, when we look beyond the short-term impact of these fires, our Q1 results reveal remarkable progress in our business, and we remain on track to generate net profit by the end of the year. Our Hippo Homeowners Insurance Program (HHIP) saw a 35% year-over-year increase in gross written premium from our homebuilder partners. New homes are built to modern codes, making them more resilient and better equipped to withstand catastrophic events, which is why this channel has had such compelling underwriting results. These homes, which have accounted for most of the new business we have been writing in California over the past few years, were not impacted by the fires. We continued to reduce HHIP written premium for existing homes in cat prone areas vs. prior year to help reduce weather-related volatility in the portfolio, and I’m happy to report that these efforts are now largely complete. With greater confidence in our geographic footprint, rate adequacy, and improved deductible structure, we are now preparing to expand new business in this program. We will share more detail about our plans for growth in HHIP at next month's Investor Day. Written premium outside of HHIP increased by 21% year-over-year. We view these other lines of business, which are available to us because of the quality of our Spinnaker platform, as an important source of diversification going forward. They are additive to our underwriting profit while lowering the volatility of that profit – a true win-win. Spinnaker has proven its ability to build relationships with quality underwriters over the past 10 years and the consistent profitability of this portion of our business is a testament to its value.

Letter to Shareholders | Q1 2025 4 We believe so strongly in the value of this platform that we decided to raise additional risk-based capital to further support its growth and signed an agreement to raise a $50 million surplus note in April, pending regulatory approval. This incremental capital will support further growth of these diversifying product lines without diluting our consolidated equity base, another win-win. Finally, we continued to gain operating leverage during the quarter by reducing fixed expenses, through further investments in our infrastructure and automation, while boosting our top-line revenue. These investments will support continued operating leverage improvement in future quarters. I am extremely proud of the progress we made this quarter and excited to share our three-year roadmap and long-term financial targets at our upcoming Investor Day on June 12, 2025, in New York City. The team's hard work preparing the company for sustainable growth positions us well for continued and accelerated success in 2025 and beyond. Sincerely, Richard McCathron President & CEO

Letter to Shareholders | Q1 2025 5 Q1’25 FINANCIALS: KPIS, SEGMENT INFORMATION, AND NON-GAAP FINANCIALS In the first quarter of 2025, we achieved a meaningful improvement in all the main underlying drivers of value in our business versus a year ago. We drove solid premium and revenue growth, diversified our premium base, improved the attritional gross loss ratio, and continued to demonstrate our scalability through additional fixed cost leverage. The only drag on our Q1 results were the LA wildfires, but none of these losses were related to our New Homes channel, which has represented a substantial majority of the new business we’ve been writing in California over the past few years. Looking ahead to the rest of 2025, we expect our key financial metrics to continue to improve both YoY and QoQ, and we’re now guiding to finish 2025 at an annual run-rate of more than $500 million in revenue and generating net profit.

Letter to Shareholders | Q1 2025 6 Revenue In Q1, revenue grew 30% YoY to $110 million, up from $85 million in Q1 of last year. The growth was driven primarily by our Insurance-as-a-Service (“IaaS”) and Hippo Home Insurance Program (“HHIP”) segments. IaaS revenue grew 91% YoY to $39 million, up from $20 million in Q1 of last year. This was driven by a 27% YoY growth in Gross Earned Premium, which was achieved through strength in existing programs, as well as increasing participation in select programs, where the risk profile and underwriting profitability were attractive. HHIP revenue grew 12% YoY to $62 million, up from $55 million in Q1 of last year. This was driven by improvements to our reinsurance structure, which raised Net Earned Premium as a percentage of Gross Earned Premium to 85% in Q1, up from 58% a year ago. Over the course of 2025, this YoY comparison will become a smaller factor in our financials as the prior year periods converge to current levels. The HHIP revenue growth was offset by a 20% YoY reduction in Gross Earned Premium, driven by the final stages of our efforts to reduce exposure in cat prone areas for non- New Homes, which was offset by growth in earned premium from our New Homes channel.

Letter to Shareholders | Q1 2025 7 Loss and Loss Adjustment Expense In Q1, the HHIP gross loss ratio increased 41pp YoY to 121%. This increase was primarily the result of the wildfires in Los Angeles, which by themselves resulted in a 56pp YoY increase in the HHIP gross loss ratio. The impact of the fires was offset by an improvement in our HHIP non-PCS loss ratio, which declined 6pp YoY to 53%, driven by the portfolio transformation we underwent in 2024 that included rate increases, structural changes to our coverages, and other underwriting actions. The HHIP net loss ratio increased 33pp YoY to 133%. Again, this increase was primarily the result of the wildfires in Los Angeles, which by themselves resulted in a 57pp YoY increase in the HHIP net loss ratio. The net estimate of the wildfires includes the cost of the CA FAIR Plan assessment, reinstatement premium, and benefit from the sale of subrogation rights.

Letter to Shareholders | Q1 2025 8 Fixed Expense and Operating Leverage In Q1, we continued to deliver top-line growth while reducing our operating expenses as a percentage of revenue and on an absolute dollar basis. Relative to Q1 of last year, our sales and marketing, technology and development, and general and administrative expenses collectively declined by $7 million, a YoY decrease of 18%. When combined with the increases in our revenue over the same period, these costs fell from 48% of revenue in Q1 of last year to 30% of revenue this quarter.

Letter to Shareholders | Q1 2025 9 Net Income (Loss) Attributable to Hippo Q1 Net Loss came in at $48 million, a $12 million increase vs. Q1 of last year, with $45 million of expense related to the LA wildfires. Without the impact of the LA wildfires, our Net Loss would have improved by $33 million YoY. This underlying improvement was supported by topline growth due to higher premium retention at Insurance-as-a-Service and HHIP, attritional loss ratio improvement due to pricing and underwriting actions taken in 2024, lower fixed expenses due to continued progress driving operational efficiencies, and restructuring expenses we incurred in Q1 of last year that did not reoccur this year. Adjusted EBITDA Our Q1 adjusted EBITDA loss came in at $41 million, a $21 million increase vs. Q1 of last year, with $45 million of expense related to the LA wildfires. Without the impact of the LA wildfires, our adjusted EBITDA would have improved by $24 million YoY. The same drivers of the net loss improvement also benefited adjusted EBITDA, except the effect related to last year’s restructuring expenses, which does not impact adjusted EBITDA.

Letter to Shareholders | Q1 2025 10 Cash and Investments Q1 ending cash and investments decreased QoQ by $42 million to $528 million. This decrease was driven primarily by payment of losses related to the LA wildfires and seasonal working capital changes associated with payments to reinsurers. Subsequent Events On April 30, 2025, Spinnaker Insurance Company (“Spinnaker”), a wholly owned subsidiary of Hippo, entered into an agreement to issue a surplus note in the aggregate principal amount of $50 million to several initial purchasers. The closing of the transaction is subject to the approval of the Illinois Department of Insurance. As of the date of this filing, regulatory approval has not been obtained, and no proceeds have been received under the agreement.

Letter to Shareholders | Q1 2025 11 1. Fixed Expense = GAAP S&M + T&D + G&A 2025 Guidance In Q1 we made significant progress in the key drivers of long-term value in our business. We can therefore reiterate our previous guidance that we will generate net profit by the fourth quarter of 2025. The key assumptions behind our guidance are: – Revenue growth, driven by higher premium volume, coupled with higher premium retention in our risk businesses – HHIP non-PCS loss ratio improving throughout the year as underwriting and pricing actions, which have already been implemented, continue to work their way into our financials – HHIP PCS CAT loss ratio to follow the seasonal pattern where it peaks in Q2 and trends lower throughout the remainder of the year – Fixed expenses to be consistent with Q1 dollar levels, even as our top line continues to grow, enabled by the scalability of our infrastructure and additional investments in automation

Letter to Shareholders | Q1 2025 12 Non-GAAP financial measures This letter to shareholders includes the non-GAAP financial measure (including on a forward- looking basis) Adjusted EBITDA. Hippo defines Adjusted EBITDA, a non-GAAP financial measure, as net loss attributable to Hippo excluding interest expense, income tax expense, depreciation, amortization, stock-based compensation, net investment income, restructuring charges, impairment expense, gains and losses on sales of business, other non-cash fair market value adjustments, and contingent consideration for one of our acquisitions and other transactions that we consider to be unique in nature. Hippo excludes these items from Adjusted EBITDA because it does not consider them to be directly attributable to its underlying operating performance. This non-GAAP measure is an addition, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP. Reconciliations of non-GAAP measures to their most directly comparable GAAP counterparts are included in the Appendix to this presentation. Hippo believes that these non-GAAP measures of financial results (including on a forward-looking basis) provide useful supplemental information to investors about Hippo. Hippo’s management uses forward looking non- GAAP measures to evaluate Hippo’s projected financial and operating performance. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore Hippo’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies. This letter to shareholders also includes certain projections of non-GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, Hippo is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward looking non-GAAP financial measures is included.

Letter to Shareholders | Q1 2025 13 This letter to shareholders also includes key operating and financial metrics including Gross Loss Ratio and Net Loss Ratio. • We define Gross Loss Ratio expressed as a percentage, which is the ratio of the gross losses and loss adjustment expenses to the gross earned premium. • We define Net Loss Ratio expressed as a percentage, which is the ratio of the net losses and loss adjustment expenses to the net earned premium.

Letter to Shareholders | Q1 2025 14 Forward-looking statements safe harbor Certain statements included in this letter to shareholders that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial results and other operating and performance metrics, our business strategy, our cost reduction efforts, the quality of our products and services, and the potential growth of our business, including our ability and timing to achieve profitability. These statements are based on the current expectations of Hippo’s management and are not predictions of actual performance. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions, and many actual events and circumstances are beyond the control of Hippo. These forward-looking statements are subject to a number of risks and uncertainties, including our ability to achieve or maintain profitability in the future; our ability to retain and expand our customer base and grow our business, including our builder network; our ability to manage growth effectively; risks relating to Hippo’s brand and brand reputation; denial of claims or our failure to accurately and timely pay claims; the effects of intense competition in the segments of the insurance industry in which we operate; the availability and adequacy of reinsurance, including at current coverage, limits or pricing; our ability to underwrite risks accurately and charge competitive yet profitable rates to our customers, and the sufficiency of the analytical models we use to assess and predict exposure to catastrophe losses; risks related to our proprietary technology and our digital platform; outages or interruptions or delays in services provided by our third party providers, including our data vendor; risks related to our intellectual property; the seasonal and cyclical nature of our business; the effects of severe weather events and other natural or man-made catastrophes, including the effects of climate change, global pandemics, and terrorism; any overall decline in economic activity; the effects of existing or new legal or regulatory requirements on our business, including with respect to maintenance of risk-based capital and financial strength ratings, data privacy and cybersecurity, and the insurance industry generally; and other risks set forth in the sections entitled “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Letter to Shareholders | Q1 2025 15 If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward- looking statements. There may be additional risks that Hippo does not presently know, or that Hippo currently believes are immaterial, that could also cause actual results to differ from those contained in the forward- looking statements. In addition, forward-looking statements reflect Hippo’s expectations, plans, or forecasts of future events and views as of the date of this letter to shareholders. Hippo anticipates that subsequent events and developments will cause Hippo’s assessments to change. However, while Hippo may elect to update these forward-looking statements at some point in the future, Hippo specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Hippo’s assessments of any date subsequent to the date of this letter to shareholders. Accordingly, undue reliance should not be placed upon the forward- looking statements.

Letter to Shareholders | Q1 2025 16 APPENDIX

Letter to Shareholders | Q1 2025 17 KEY OPERATING AND FINANCIAL METRICS (in millions, unaudited) Three Months Ended March 31, 2025 2024 Gross Written Premium $210.9 $194.7 Total Revenue 110.3 85.1 Net Loss attributable to Hippo (47.7) (35.7) Adjusted EBITDA (41.1) (19.8) Gross Loss Ratio 95% 59% Net Loss Ratio 106% 87%

Letter to Shareholders | Q1 2025 18 CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (in millions, unaudited) Three Months Ended March 31 2025 2024 Revenue: Net earned premium $87.3 $60.5 Commission income, net 14.4 15.9 Service and fee income 2.8 2.8 Net investment income 5.8 5.9 Total revenue 110.3 85.1 Expenses: Losses and loss adjustment expenses 92.4 52.6 Insurance related expenses 30.2 20.8 Technology and development 8.1 8.3 Sales and marketing 8.9 14.4 General and administrative 16.5 18.3 Impairment and restructuring charges — 3.6 Other (income) expense, net (0.2) — Total expenses 155.9 118.0 Loss before income taxes (45.6) (32.9) Income tax (benefit) expense (0.2) 0.2 Net loss (45.4) (33.1) Net income attributable to noncontrolling interests, net of tax 2.3 2.6 Net loss attributable to Hippo $(47.7) $(35.7) Other comprehensive income (loss): Change in net unrealized gain or loss on investments, net of tax 2.1 (0.5) Comprehensive loss attributable to Hippo $(45.6) $(36.2) Per share data: Net loss attributable to Hippo - basic and diluted $(47.7) $(35.7) Weighted-average shares used in computing net loss per share attributable to Hippo - basic and diluted 24,978,901 24,225,650 Net loss per share attributable to Hippo - basic and diluted $(1.91) $(1.47)

Letter to Shareholders | Q1 2025 19 CONSOLIDATED BALANCE SHEETS (in millions, unaudited) March 31, 2025 December 31, 2024 Assets Investments: Fixed maturities available-for-sale $212.2 $205.7 Short-term investments 175.4 167.6 Total investments 387.6 373.3 Cash and cash equivalents 140.9 197.6 Restricted cash 39.3 35.2 Accounts receivable 172.8 167.0 Reinsurance recoverable on paid and unpaid losses and LAE 326.0 285.3 Prepaid reinsurance premiums 249.3 274.2 Ceding commissions receivable 85.7 79.5 Capitalized internal use software 47.4 48.1 Intangible assets 16.1 17.0 Other assets 75.3 66.2 Total assets $1,540.4 $1,543.4 Liabilities and stockholders’ equity Liabilities: Loss and loss adjustment expense reserve 400.8 350.0 Unearned premiums 446.0 457.9 Reinsurance premiums payable 238.3 248.6 Provision for commission 38.7 34.3 Accrued expenses and other liabilities 90.9 87.4 Total liabilities 1,214.7 1,178.2 Stockholders’ equity: Common stock — — Additional paid-in capital 1,646.0 1,639.7 Accumulated other comprehensive loss (0.6) (2.7) Accumulated deficit (1,322.6) (1,274.9) Total Hippo stockholders’ equity 322.8 362.1 Noncontrolling interest 2.9 3.1 Total stockholders’ equity 325.7 365.2 Total liabilities and stockholders’ equity $1,540.4 $1,543.4

Letter to Shareholders | Q1 2025 20 CONSOLIDATED STATEMENT OF CASH FLOWS (in millions, unaudited) Three months ended March 31, 2025 2024 Cash flows from operating activities: Net cash (used in) provided by operating activities $(35.6) $17.7 Cash flows from investing activities: Capitalized internal use software costs (2.8) (3.3) Purchases of property and equipment (0.1) (0.1) Purchases of fixed maturities (15.7) (17.3) Maturities of fixed maturities 11.2 14.4 Sales of fixed maturities — 0.6 Purchases of short-term investments (50.4) (37.6) Maturities of short-term investments 46.8 101.8 Net cash (used in) provided by investing activities (11.0) 58.5 Cash flows from financing activities: Taxes paid related to net share settlement of equity awards (3.3) (1.1) Proceeds from issuances of common stock 1.0 1.0 Payments of contingent consideration (0.2) (0.3) Distributions to noncontrolling interests and other (3.5) (7.6) Net cash used in financing activities (6.0) (8.0) Net (decrease) increase in cash, cash equivalents, and restricted cash (52.6) 68.2 Cash, cash equivalents, and restricted cash at the beginning of the period 232.8 195.1 Cash, cash equivalents, and restricted cash at the end of the period $180.2 $263.3 hippo

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO THEIR MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES

(in millions, unaudited)

	Three Months Ended March 31	
	2025	2024
Net loss attributable to Hippo	$(47.7)	$(35.7)
Adjustments:		
Net investment income	(5.8)	(5.9)
Depreciation and amortization	5.6	5.6
Stock-based compensation	7.7	8.4
Fair value adjustments	(0.5)	1.5
Other one-off transactions	(0.2)	2.5
Income tax (benefit) expense	(0.2)	0.2
Impairment and restructuring charges	—	3.6
Adjusted EBITDA	$(41.1)	$(19.8)

SUPPLEMENTAL FINANCIAL INFORMATION

(in millions, unaudited)

Impact of Reinsurance - HHIP

	Three Months Ended March 31								
	2025			2024			Change		
	Written premiums	Earned premiums	Loss and LAE incurred	Written premiums	Earned premiums	Loss and LAE incurred	Written premiums	Earned premiums	Loss and LAE incurred
Gross	$53.8	$66.0	$79.8	$64.7	$82.9	$66.6	$(10.9)	$(16.9)	$13.2
Ceded	(6.3)	(9.9)	(5.6)	23.2[1]	(34.8)	(18.7)	(29.5)	24.9	13.1
Net	47.5	56.1	74.2	87.9	48.1	47.9	(40.4)	8.0	26.3

(1) Effective January 1, 2024, the Company elected to cut off 25% of the reinsurer's participation on the 2023 proportional reinsurance treaty and retain the remaining exposure and related premiums. This results in a decrease in ceded written premium and an increase in net written premium.

Impact of Reinsurance - IaaS

	Three Months Ended March 31								
	2025			2024			Change		
	Written premiums	Earned premiums	Loss and LAE incurred	Written premiums	Earned premiums	Loss and LAE incurred	Written premiums	Earned premiums	Loss and LAE incurred
Gross	$157.1	$156.8	$131.7	$130.0	$123.8	$54.4	$27.1	$33.0	$77.3
Ceded	(104.3)	(125.6)	(113.8)	(109.1)	(111.4)	(49.9)	4.8	(14.2)	(63.9)
Net	52.9	31.2	17.9	20.9	12.4	4.5	32.0	18.8	13.4

Letter to Shareholders | Q1 2025 21

Letter to Shareholders | Q1 2025 22 Gross and Net Loss Ratio Three Months Ended March 31, 2025 2024 Gross Losses and LAE $211.8 $121.1 Gross Earned Premium 222.8 206.7 Gross Loss Ratio 95% 59% Net Losses and LAE $92.4 $52.6 Net Earned Premium 87.3 60.5 Net Loss Ratio 106% 87% Gross Loss Ratio Breakdown Three Months Ended March 31, 2025 2024 PCS Losses 53% 10% Non-PCS Losses 42% 49% Gross Loss Ratio 95% 59% Net Loss Ratio Breakdown Three Months Ended March 31, 2025 2024 PCS Losses 61% 25% Non-PCS Losses 45% 62% Net Loss Ratio 106% 87%

hippo

Consolidated Gross Loss Ratio (GLR)

	2024					2025
	Q1	Q2	Q3	Q4	FY	Q1
Reported Consolidated GLR with ULAE	**59%**	**58%**	**50%**	**45%**	**53%**	**95%**
Impact of PCS Losses	10%	10%	11%	6%	10%	54%
Impact of PAY xPCS	—%	—%	(6)%	(4)%	(3)%	(1)%
GLR excluding PAY and PCS Events	**49%**	**48%**	**45%**	**43%**	**46%**	**42%**

HHIP Gross Loss Ratio (GLR)

	2024					2025
	Q1	Q2	Q3	Q4	FY	Q1
Reported HHIP GLR with ULAE	**80%**	**84%**	**72%**	**50%**	**73%**	**121%**
Impact of PCS Losses	21%	24%	21%	7%	19%	68%
Impact of PAY xPCS	—%	—%	(2)%	(7)%	(2)%	—%
HHIP GLR excluding PAY and PCS Events	**59%**	**60%**	**53%**	**50%**	**56%**	**53%**

Letter to Shareholders | Q1 2025

23

Letter to Shareholders | Q1 2025 24 SEGMENTS (in millions, unaudited) Three Months Ended March 31, 2025 Services Insurance- as-a- Service Hippo Home Insurance Program Total Revenue from external customers: Net earned premium $ — $ 31.2 $ 56.1 $ 87.3 Commission income, net 8.3 4.7 1.0 14.0 Service and fee income 0.8 — 2.0 2.8 Net investment income — 3.0 2.8 5.8 Intersegment revenue 2.6 — — 2.6 Segment revenue 11.7 38.9 61.9 112.5 Reconciliation of Revenue Eliminations(1) (2.2) Total Consolidated revenue 110.3 Less Segment expenses: Loss and loss adjustment expense — 17.9 74.2 Insurance related expense — 16.5 11.0 Sales and marketing 6.5 0.1 1.3 Technology and development 2.7 0.1 3.6 General and administrative 3.7 1.8 7.0 Less: Net investment income — (3.0) (2.8) Less: Noncontrolling interest (2.3) — — Segment adjusted operating income (loss) (3.5) (0.5) (38.0) (42.0) Eliminations(1) 0.9 Consolidated adjusted operating income (loss) (41.1) Reconciliation of segment adjusted operating income (loss) Net investment income 5.8 Depreciation and amortization (5.6) Stock-based compensation (7.7) Fair value adjustments 0.5 Other one-off transactions 0.2 Noncontrolling interest 2.3 Loss before income taxes $ (45.6) (1) Intersegment eliminations include commissions paid from Hippo Home Insurance Program for policies sold by the Company’s Services segment (revenue, cost, and other adjustments in respective business units eliminated as part of consolidation).

Letter to Shareholders | Q1 2025 25 Three Months Ended March 31, 2024 Services Insurance- as-a- Service Hippo Home Insurance Program Total Revenue from external customers: Net earned premium $ — $ 12.4 $ 48.1 $ 60.5 Commission income, net 8.2 5.5 0.9 14.6 Service and fee income 0.1 — 2.7 2.8 Net investment income — 2.5 3.4 5.9 Intersegment revenue 3.1 — — 3.1 Segment revenue 11.4 20.4 55.1 86.9 Reconciliation of revenue: Eliminations(1) (1.8) Total consolidated revenue 85.1 Less: segment expenses Loss and loss adjustment expense — 4.5 47.9 Insurance related expense — 6.9 12.2 Sales and marketing 8.4 — 1.6 Technology and development 2.9 — 3.7 General and administrative 2.8 1.8 6.5 Other expenses — — — Less: Net investment income — (2.5) (3.4) Less: Noncontrolling interest (2.6) — — Segment adjusted operating income (loss) (5.3) 4.7 (20.2) (20.8) Eliminations(1) 1.0 Consolidated adjusted operating income (loss) (19.8) Reconciliation of segment adjusted operating income (loss) Net investment income 5.9 Depreciation and amortization (5.6) Stock-based compensation (8.4) Fair value adjustments (1.5) Other one-off transactions (2.5) Impairment and restructuring charges (3.6) Noncontrolling interest 2.6 Loss before income taxes $ (32.9) (1) Intersegment eliminations include commissions paid from Hippo Home Insurance Program for policies sold by the Company’s Services segment (revenue, cost, and other adjustments in respective business units eliminated as part of consolidation).

Letter to Shareholders | Q1 2025 26 Summary Segment Information (in millions, unaudited) Three Months Ended March 31, Revenue: 2025 2024 % Change Services $11.7 $11.4 3% Insurance-as-a-service 38.9 20.4 91% Hippo Home Insurance Program 61.9 55.1 12% Eliminations (2.2) (1.8) Total 110.3 85.1 30% Segment Expenses 2025 2024 Services $12.9 $14.1 (9)% Insurance-as-a-service 36.4 13.2 176% Hippo Home Insurance Program 97.1 71.9 35% Total 146.4 99.2 48% Services Noncontrolling Interest $2.3 $2.6 (12)% Adjusted Operating Income (Loss): 2025 2024 Services $(3.5) $(5.3) (34)% Insurance-as-a-service (0.5) 4.7 (111)% Hippo Home Insurance Program (38.0) (20.2) 88% Eliminations 0.9 1.0 Total (41.1) (19.8) 108%

Letter to Shareholders | Q1 2025 27